Exhibit 99.1

News Release

Investor Relations Contacts:	News Media Contact:
Shona L. Bedwell	Joel Reuter
317.808.6169	317.808.6137
shona.bedwell@dukerealty.com	joel.reuter@dukerealty.com

Randy A. Henry
317.808.6060
randy.henry@dukerealty.com

Duke Realty Announces Fourth Quarter Earnings

Common and Preferred Stock Dividends Declared

                (Indianapolis, Indiana — January 30, 2008) — Duke Realty Corporation (NYSE: DRE) reported today results for the fourth quarter 2007.  Funds from Operations available to common shareholders (diluted) (“FFO”) was $0.80 per share for the fourth quarter of 2007, as compared to $0.76 per share for the same quarter in 2006, an increase of 5.3 percent.  Net income available for common shareholders (diluted) (“EPS”) was $0.40 per share for the fourth quarter of 2007, as compared to $0.37 for the same quarter in 2006.

Denny Oklak, Chairman and Chief Executive Officer, commenting on Duke’s fourth quarter performance, stated,

“The fourth quarter was solid in nearly all areas of our operating business.  Leasing activity remained strong and we successfully closed our anticipated dispositions.  We are pleased that our overall 2007 execution resulted in record levels of leasing and new developments along with a 10.5% growth in annual FFO per share.  As we look forward to 2008, the volatility in the capital markets has increased uncertainty in the business climate; therefore, we are revising our 2008 guidance for FFO per share to $2.60 - $2.90 from $2.80 - $3.00 to reflect our more cautious view.”

Dividends

Additionally, the Company’s Board of Directors declared its quarterly common stock dividend of $0.48 per share, or $1.92 per share on an annualized basis.  The dividend is payable on February 29, 2008, to shareholders of record on February 14, 2008.

The Board also declared today the following dividends on the Company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$.414063	February 15, 2008	February 29, 2008
Series K	DREPRK	$.406250	February 15, 2008	February 29, 2008
Series L	DREPRL	$.412500	February 15, 2008	February 29, 2008
Series M	DREPRM	$.434375	March 17, 2008	March 31, 2008
Series N	DREPRN	$.453125	March 17, 2008	March 31, 2008

Fourth Quarter Operating Statistics

•                  The Company’s 688 in-service properties totaling 111.1 million square feet were 92.7 percent leased compared to 93.5 percent and 92.8 percent leased at September 30, 2007 and December 31, 2006, respectively.

•                  The Company’s value creation pipeline totaled $2.0 billion, including $742 million of developments with an expected stabilized return of 9.0 percent that Duke plans to own indefinitely after completion; $1.0 billion of developments with an expected stabilized return of 8.4 percent that the Company plans to sell within approximately one year of completion; and a $183 million backlog of third-party construction volume with an average overall profit margin of 15.8 percent.

•                  In addition to 688 in-service properties, the Company has 38 properties under development representing 10.0 million square feet that are 27.6 percent pre-leased.

•                  Duke renewed 68 percent of leases up for renewal, totaling 1.3 million square feet, on which net effective rents increased 9.0 percent.

•                  Same property net operating income increased 0.8 percent for the three months ended December 31, 2007.

•                  Property sales in the fourth quarter totaled $209.3 million at an average stabilized capitalization rate of 7.2 percent.

•                  The Company completed the acquisition of an industrial portfolio totaling $69.8 million with an overall stabilized yield of 8.6 percent.

•                  The Company’s interest and fixed-charge coverage ratios in the fourth quarter were 4.0 and 2.5, respectively, and its debt-to-total market capitalization ratio was 48.4 percent at December 31, 2007.

When used in this press release, the word “believes,” “expects,” “estimates” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  In particular, among the factors that could cause actual results to differ materially are continued qualification as a real estate investment trust, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of debt and equity capital markets and other risks inherent in the real estate business including tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments. Readers are advised to refer to Duke’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 6, 2007 for additional information concerning these risks.

About Duke Realty Corporation

Duke Realty Corporation specializes in the ownership, construction, development, leasing and management of office, industrial, medical office and retail real estate. It is the largest publicly traded, vertically integrated office/industrial real estate company in the United States. The company owns, manages or has under development more than 130 million rentable square feet in 22 major U.S. cities. Duke, which controls approximately 7,700 acres of land for over 113 million square feet of future development, also provides nationwide real estate solutions through its national development division.  Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is included in the S&P MidCap 400 Index.

                A copy of the Company’s supplemental information fact book will be available after 6:00 p.m. EDT today in the Investor Relations section of the Company’s web site at www.dukerealty.com.  Duke is also hosting a conference call tomorrow at 3:00 p.m. New York time to discuss its fourth quarter operating results.  All investors are invited to listen to this call, which can be accessed through the Investor Relations section of the Company’s web site.

Financial Highlights

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating Results	2007	2006	2007	2006

Revenues from continuing operations	$261,384	$256,351	$923,227	$871,677
Earnings from rental operations	37,610	37,154	109,079	125,514
Earnings from service operations	25,781	34,719	52,034	53,196
Net income available for common shareholders - Basic	58,666	50,196	217,692	145,095
Net income available for common shareholders - Diluted	61,964	55,038	232,091	159,333
Funds from operations available for common shareholders - Basic	116,750	102,788	384,032	338,008
Funds from operations available for common shareholders - Diluted	123,492	112,657	409,414	371,104

Per Share:
Funds from operations available for common shareholders - Basic	$0.80	$0.76	$2.76	$2.51
Funds from operations available for common shareholders - Diluted	$0.80	$0.76	$2.74	$2.48
Net income available for common shareholders - Basic	$0.40	$0.37	$1.56	$1.08
Net income available for common shareholders - Diluted	$0.40	$0.37	$1.55	$1.07
Dividend payout ratio of funds from operations	60.0%	62.5%	69.9%	76.4%
Weighted average shares outstanding
Basic - Net income and Funds From Operations	145,623	134,665	139,255	134,883
Diluted- Net income and Funds From Operations	154,467	149,020	149,614	149,393

	December 31,	December 31,
Balance Sheet Data	2007	2006

Net real estate investments	$6,101,332	$5,781,272
Total assets	7,661,981	7,238,595
Total debt	4,316,460	4,109,154
Shareholders' equity	2,750,033	2,503,583
Common shares outstanding at end of period	146,175	133,921

Reconciliation of Net Income to Funds From Operations

(in thousands, except per share data)

	Three Months Ended December 31, (Unaudited)
	2007			2006
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income Available for Common Shares	$58,666	145,623	$0.40	$50,196	134,665	$0.37
Add back:
Minority interest in earnings of unitholders	3,298	8,146		4,842	12,839
Other common stock equivalents		698			1,516
Diluted Net Income Available for Common Shares	$61,964	154,467	$0.40	$55,038	149,020	$0.37

Reconciliation to Funds From Operations ("FFO")
Net Income Available for Common Shares	$58,666	145,623	$0.40	$50,196	134,665	$0.37
Adjustments:
Depreciation and Amortization	69,469			64,156
Company Share of Joint Venture Depreciation and amortization	5,796			4,700
Earnings from depreciable property sales-wholly owned	(9,321)			(516)
Earnings from depreciable property sales-JV	(4,416)			(10,721)
Minority interest share of adjustments	(3,444)			(5,027)
Basic Funds From Operations	116,750	145,623	$0.80	102,788	134,665	$0.76
Minority interest in earnings of unitholders	3,298	8,146		4,842	12,839
Minority interest share of adjustments	3,444			5,027
Other common stock equivalents		698			1,516
Diluted Funds From Operations	$123,492	154,467	$0.80	$112,657	149,020	$0.76

	Twelve Months Ended December 31, (Unaudited)
	2007			2006
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income Available for Common Shares	$217,692	139,255	$1.56	$145,095	134,883	$1.08
Add back:
Minority interest in earnings of unitholders	14,399	9,204		14,238	13,186
Other common stock equivalents		1,155			1,324
Diluted Net Income Available for Common Shares	$232,091	149,614	$1.55	$159,333	149,393	$1.07

Reconciliation to Funds From Operations ("FFO")
Net Income Available for Common Shares	$217,692	139,255	$1.56	$145,095	134,883	$1.08
Adjustments:
Depreciation and Amortization	277,691			254,268
Company Share of Joint Venture Depreciation and amortization	26,948			18,394
Earnings from depreciable property sales-wholly owned	(121,072)			(42,089)
Earnings from depreciable property sales-share of joint venture	(6,244)			(18,802)
Minority interest share of adjustments	(10,983)			(18,858)
Basic Funds From Operations	384,032	139,255	$2.76	338,008	134,883	$2.51
Minority interest in earnings of unitholders	14,399	9,204		14,238	13,186
Minority interest share of adjustments	10,983			18,858
Other common stock equivalents		1,155			1,324
Diluted Funds From Operations	$409,414	149,614	$2.74	$371,104	149,393	$2.48